Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of
Zhucheng Ziyang Ceramic Co., Ltd

We have audited the accompanying balance sheets of Zhucheng Ziyang Ceramic Co., Ltd as of December 31, 2010 and 2009, and the related statements of operations and comprehensive income, members’ equity, and cash flows for the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zhucheng Ziyang Ceramic Co., Ltd as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years ended December 31, 2010 and 2009, in conformity with US  generally accepted accounting principles.

Goldman Kurland and Mohidin, LLP
Encino, California
June 29, 2011

ZHUCHENG ZIYANG CERAMIC CO., LTD
BALANCE SHEETS

	December 31,		March 31,
	2010	2009	2011
			(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$4,851,436	$5,496,671	$6,007,343
Accounts receivable	455,004	395,494	315,757
Inventories, net	2,550,636	2,617,952	2,706,745
Loan receivable	3,085,393	-	3,206,058
Prepaid expenses and other current assets	56,854	84,273	362,024
Total Current Assets	10,999,323	8,594,390	12,597,927

Restricted cash	544,481	-	549,610
Property, plant and equipment, net	10,536,945	10,585,496	10,436,041
Intangible assets, net	2,760,746	922,733	2,768,156
Other long term assets	172,864	220,206	160,651
Total Assets	$25,014,359	$20,322,825	$26,512,385
LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
Loans payable-short term	$8,091,594	$3,290,821	$7,404,467
Notes payable	544,481	-	549,610
Accounts payable and accrued expenses	1,480,395	2,199,085	1,636,968
Other payables	753,002	239,082	881,342
Advance from customers	255,448	422,481	198,025
Dividend payable	-	-	3,053,388
Taxes payable	357,874	393,651	442,721
Total Current Liabilities	11,482,794	6,545,120	14,166,521

Loans payable-long term	226,867	804,423	229,004
Total Liabilities	11,709,661	7,349,543	14,395,525

MEMBERS' EQUITY
Members' equity	7,294,797	7,294,797	7,294,797
Other comprehensive income	469,131	29,594	590,223
Statutory reserves	1,932,582	1,205,795	2,106,043
Retained earnings	3,608,188	4,443,096	2,125,797
Total Members' Equity	13,304,698	12,973,282	12,116,860
Total Liabilities and Members' Equity	$25,014,359	$20,322,825	$26,512,385

See notes to financial statements.

ZHUCHENG ZIYANG CERAMIC CO., LTD
STATEMENTS OF OPERATIONS AND COMPREHE N SIVE INCOME

	Years Ended December 31,		Three Months Ended March 31,
	2010	2009	2011	2010
			(Unaudited)	(Unaudited)
Revenues	$31,101,051	$21,525,424	$7,483,617	$5,763,132
Cost of revenues	20,234,098	13,969,622	4,843,704	3,643,026
Gross Profit	10,866,953	7,555,802	2,639,913	2,120,106

OPERATING EXPENSES
Selling	171,631	137,989	49,256	25,865
General and administrative	1,646,333	1,176,489	473,684	376,539
Total operating expenses	1,817,964	1,314,478	522,940	402,404

OPERATING INCOME	9,048,989	6,241,324	2,116,973	1,717,702

OTHER INCOME (EXPENSES):
Other expenses	(939)	(1,801)	(38)	-
Interest income	79,844	31,391	98,592	4,196
Interest expense	(407,031)	(280,442)	(127,741)	(65,249)
Total Other Expenses	(328,126)	(250,852)	(29,187)	(61,053)

INCOME BEFORE INCOME TAXES	8,720,863	5,990,472	2,087,786	1,656,649
Income taxes	(1,452,993)	(1,007,411)	(353,178)	(294,980)

NET INCOME	$7,267,870	$4,983,061	$1,734,608	$1,361,669
Foreign currency translation gain	439,537	29,594	121,092	37,961

COMPREHENSIVE INCOME	7,707,407	5,012,655	1,855,700	1,399,630

See notes to financial statements.

ZHUCHENG ZIYANG CERAMIC CO., LTD
STATEMENTS OF MEMBERS' EQUITY

	Members' Equity	Statutory Reserves	Retained Earnings	Other Comprehensive Income		Total Equity

Balance, December 31, 2008	$7,294,797	$707,489	$3,612,842	$		$11,615,128

Dividend paid			(3,654,501)			(3,654,501)
Appropriation of statutory reserves		498,306	(498,306)
Net income for the year			4,983,061			4,983,061
Foreign currency translation					29,594	29,594

Balance, December 31, 2009	7,294,797	1,205,795	4,443,096		29,594	12,973,282

Dividend paid			(7,375,991)			(7,375,991)
Appropriation of statutory reserves		726,787	(726,787)
Net income for the year			7,267,870			7,267,870
Foreign currency translation					439,537	439,537

Balance, December 31, 2010	7,294,797	1,932,582	3,608,188		469,131	13,304,698

Dividend declared			(3,043,538)			(3,043,538)
Appropriation of statutory reserves		173,461	(173,461)
Net income for the period			1,734,608			1,734,608
Foreign currency translation					121,092	121,092

Balance, March 31, 2011 (unaudited)	$7,294,797	$2,106,043	$2,125,797		$590,223	$12,116,860

See notes to financial statements.

ZHUCHENG ZIYANG CERAMIC CO., LTD
STATEMENTS OF CASH FLOWS

	Year Ended December 31,		Three Months Ended March 31,
	2010	2009	2011	2010
			(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,267,870	$4,983,061	$1,734,608	$1,361,669
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	940,560	853,905	253,931	232,582
Amortization of intangible assets	41,809	35,471	18,536	8,896
Amortization of other long term assets	53,498	37,104	13,797	13,295
Changes in assets and liabilities:
Accounts receivable	(44,894)	(176,144)	143,070	(162,872)
Prepaid expenses and other current assets	118,056	162,136	(303,652)	10,162
Inventories	152,708	156,989	(131,657)	(639,017)
Accounts payable and accrued expenses	(774,112)	(1,002,456)	142,169	(244,023)
Other payables	493,314	(997,360)	120,856	71,248
Taxes payable	(47,985)	203,074	81,213	(10,897)
Advance from customers	(176,968)	166,782	(59,636)	(26,542)

NET CASH PROVIDED BY OPERATING ACTIVITIES	8,023,856	4,422,562	2,013,235	614,501

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in intangible assets	(1,803,872)	-	-	-
Increase in other long term assets	-	(139,894)	-	-
Increase in loan receivable	(3,097,916)	-	(91,306)	-
Purchase of property, plant and equipment	(541,226)	(878,906)	(54,419)	(4,704)
NET CASH USED IN INVESTING ACTIVITIES	(5,443,014)	(1,018,800)	(145,725)	(4,704)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayment of) loans payable	4,514,107	365,450	(760,885)	2,786,291
Proceeds from long term loan	-	(605,490)	-	-
Increase in restricted cash	(531,071)	-	-	-
Dividends paid	(7,375,991)	(3,654,501)	-	(2,932,938)
NET CASH USED IN FINANCING ACTIVITIES	(3,392,955)	(3,894,541)	(760,885)	(146,647)

EFFECT OF EXCHANGE RATE ON CASH	166,878	14,586	49,282	16,432

NET (DECREASE) INCREASE IN CASH	(645,235)	(476,193)	1,155,907	479,582

CASH - beginning of period	5,496,671	5,972,864	4,851,436	5,496,671

CASH - end of period	$4,851,436	$5,496,671	$6,007,343	$5,976,253

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for taxes	$1,271,013	$706,038	$120,257	$92,405
Cash paid for interest	$407,031	$280,442	$127,741	$65,249

See notes to financial statements.

ZHUCHENG ZIYANG CERAMIC CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2011 (UNAUDITED) AND DECEMBER 31, 2010 AND 2009

NOTE 1 – ORGANIZATION AND OPERATIONS

Zhucheng Ziyang Ceramic Co., Ltd. (“Ziyang”) ("Ziyang Ceramics Co., Ltd") or the (“Company”), a China based company was established on January 26, 2006, with $7.7 million (RMB 50 million) registered capital. Located in Zhucheng City, Ziyang is engaged in manufacturing and distribution of ceramic products and sanitary accessories. Currently, Ziyang has two operating production lines with a total annual capacity of approximately 11million square meters of porcelain tiles in more than 50 different size and color combinations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements and related notes were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying financial statements as of and for the three month period ending March 31, 2011 are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the period presented.  Interim results are not necessarily indicative of the results for the full year.

Foreign Currency Translation

The Company’s functional currency is the Chinese Renminbi (“RMB”).  In accordance with Section 830-20-35 Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), the financial statements were translated into United States dollars using balance sheet date rates of exchange for assets and liabilities, and average rates of exchange for the period for the income statements.  Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations.  Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in other comprehensive income or loss.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand. Translation of amounts from RMB into United States dollars (“$”) was made at the following exchange rates for the respective periods:

December 31, 2009
Balance sheet	RMB 6.8372 to $1.00
Statement of operations and comprehensive income	RMB 6.8409 to $1.00
December 31, 2010
Balance sheet	RMB 6.6118 to $1.00
Statement of operations and comprehensive income	RMB 6.7788 to $1.00
March 31, 2011
Balance sheet	RMB 6.5501 to $1.00
Statement of operations and comprehensive income	RMB 6.5713 to $1.00

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the estimated useful lives of property and equipment.  Actual results could differ from those estimates.

Cash and equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash and equivalents.

ZHUCHENG ZIYANG CERAMIC CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2011 (UNAUDITED) AND DECEMBER 31, 2010 AND 2009

Research and Development

The Company engages in new product development and improvement both through its internal research and development staff and in partnership with industry consultants from time to time. The Company currently developing natural stone powder tiles, glazed and crystallized tiles, ultra-thin tiles, permeable pavement tiles and sanitary ware products. The Company expects to release a natural stone powder line of tiles in the second half of 2011. As of December 31, 2010 and 2009 and March 31, 2011, the Company has $11,063 and $0, and $0 research and development expense, respectively.

Accounts receivable

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expense, if any.

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. There is no bad debt expense during the years ended December 31, 2010 and 2009, and the three months ended March 31, 2011.

Prepaid expenses and other assets

Prepaid expenses and other assets consist of (i) advance to suppliers for merchandise that had not yet been shipped, and (ii) other receivable.

Property, Plant and equipment

Property, plant and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized. Maintenance and repairs are expensed as incurred.  Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives.  Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.  Leasehold improvements, if any, are amortized on a straight-line basis over the lease period or the estimated useful life, whichever is shorter.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts. Certain property, plant and equipment is pledged as collateral to secure loans to commercial banks.

Impairment of long-lived assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company’s long-lived assets, which include property, equipment and automobiles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined there were no impairments of long-lived assets as of December 31, 2010 and 2009, and March 31, 2011.

Advance from customers

Advance from customers represent prepayments to us for merchandise that had not yet been shipped to customers.

ZHUCHENG ZIYANG CERAMIC CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2011 (UNAUDITED) AND DECEMBER 31, 2010 AND 2009

Fair value of financial instruments

The Company adopted ASC Topic 820, “Fair Value Measurements”, for its financial instruments.  The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, accrued expenses and other current liabilities, approximate their fair values because of the short maturity of these instruments.

Revenue recognition

The Company follows U.S. Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 104 for revenue recognition.  Revenue is recognized when earned and is reported net of refunds.

Income taxes

The Company accounts for income taxes under ASC 740, “Expenses – Income Taxes”. ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

All Company operations are in the PRC and are governed by the Income Tax Law of the People’s Republic of China and local income tax laws (the PRC Income Tax Law”). Pursuant to the PRC Income Tax Law, the Company is subject to tax at a maximum statutory rate of 25% (inclusive of state and local income taxes).

The table below summarizes the reconciliation of the Company’s income tax provision computed at the statutory rate and the actual tax provision:

	For the Years Ended December 31,		For the Three Months Ended March 31,
	2011	2010	2011	2010
			(unaudited)	(unaudited)
Income tax provision at the statutory rate	$2,180,000	$1,498,000	$522,000	$414,000
Permanent differences – 10% exemption of sales	(755,000)	(538,000)	(187,000)	(144,000)
Other permanent differences	28,000	47,000	18,000	25,000
Tax provision	$1,453,000	$1,007,000	$353,000	$295,000

Valued added tax

Since the Company uses recycled raw materials to manufacture its products, the State Administration of Taxation in the PRC granted the Company VAT tax exemption on sales of finished goods.  The tax exemption is subject to review and approval of the tax authority on a year-by-year basis.

Comprehensive income (loss)

Comprehensive income (loss), for the Company, consists of net income and foreign currency translation adjustments and is presented in the Consolidated Statements of Operations and Comprehensive Income (Loss) and Stockholders’ Equity.

ZHUCHENG ZIYANG CERAMIC CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2011 (UNAUDITED) AND DECEMBER 31, 2010 AND 2009

Recently issued accounting pronouncements

The FASB issued Accounting Standards Update (ASU) No. 2010-20. Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, on July 21, 2010, requiring companies to improve their disclosures about the credit quality of their financing receivables and the credit reserves held against them.  The extra disclosures for financing receivables include aging of past due receivables, credit quality indicators, and the modifications of financing receivables.  This guidance is effective for interim and annual periods ending on or after December 15, 2010.  There was no material impact on the Company’s consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued ASU No. 2010-02, Accounting and Reporting for Decreases in Ownership of a Subsidiary,” which clarifies the scope of the guidance for the decrease in ownership of a subsidiary in ASC 810, “Consolidations,” and expands the disclosures required for the deconsolidation of a subsidiary or de-recognition of a group of assets.  This guidance was effective on January 1, 2010.   The Company adopted this guidance and it did not have an effect on the accompanying financial statements.

In January 2010, the FASB issued ASU No. 2010-01, “Accounting for Distributions to Shareholders with Components of Stock and Cash,” which clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in earnings per share prospectively and is not a stock dividend for purposes of applying ASC 505, “Equity,” and ASC 260, “Earnings Per Share.”  This guidance is effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis.  The application of the requirements of this guidance had no effect on the accompanying financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such proposed standards would be material to its financial statements.

NOTE 3 – INVENTORIES

The Company values inventories, consisting of raw materials, supplementary materials, packaging materials and finished goods, at the lower of cost or market. Cost is determined on the weighted average cost method. The Company regularly reviews its inventories on hand and, when necessary, records a provision for excess or obsolete inventories based primarily on the current selling price. The cost of raw materials which we mine consists of direct mining costs and costs related to shipment to our warehouse.   Inventories at December 31, 2010 and 2009, and March 31, 2011 consist of the following:

	December 31, 2010	December 31, 2009	March 31, 2011
Raw materials	$953,737	$1,440,644	$1,196,501
Supplimentary materials	91,036	483,990	239,562
Packing materials	37,662	51,923	59,720
Finished goods	1,483,168	646,122	1,243,916
	2,565,603	2,622,679	2,739,698
Less: reserve for obsolete inventory	(14,967)	(4,727)	(32,953)
	$2,550,636	$2,617,952	$2,706,745

NOTE 4 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets at December 31, 2010 and 2009, and March 31, 2011 consist of the following:

	December 31, 2010	December 31, 2009	March 31, 2011
			(unaudited)
Advance to supplier	$9,075	$72,665	$350,238
Other receivable	47,779	11,608	11,786
	$56,854	$84,273	$362,024

ZHUCHENG ZIYANG CERAMIC CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2011 (UNAUDITED) AND DECEMBER 31, 2010 AND 2009

NOTE 5 – LOAN RECEIVABLE

On October 29, 2010, Ziyang lent RMB 20,000,000 ($2,950,396) with a monthly interest of 1% to a third party, Zhucheng Public Hospital, guaranteed by its land use right, property and fixed assets. The interest is due every six months and the principal is due on October 28, 2011.

NOTE 6 – RESTRICTED CASH

Restricted cash is the bank deposit required by the bank to guarantee the Company’s bank acceptance bills (please see Note-11notes payable).

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, consists of the following:

	Estimated Life	December 31, 2010	December 31, 2009	March 31, 2011
				(unaudited)
Plant and Buildings	10-25 Years	$6,040,337	$5,786,681	$6,147,158
Auto	5 Years	339,961	328,753	343,163
Machinery and Equipment	5 -10 Years	7,475,506	6,746,990	7,550,595
		13,855,804	12,862,424	14,040,916
Less: Accumulated Depreciation		(3,318,859)	(2,276,928)	(3,604,875)
		$10,536,945	$10,585,496	$10,436,041

As of December 31, 2010 and 2009 and March 31, 2011, the net book value of property, plant and equipment pledged as collateral for bank loans were $2,738,019, $3,036,778 and 2,662,291, respectively.

NOTE 8 – INTANGIBLE ASSETS

In November 2005, Ziyang obtained land use rights to a parcel of land in Lvbiao village pursuant to an agreement with the villagers committee. This parcel of land is 1.8 million square feet and valued at RMB 7,279,510.  Under the terms of the agreement, Ziyang has rights to use this parcel of land until November 30, 2035. Ziyang amortizes these land use rights over the contract period beginning on December 1, 2005.
On November 1, 2010, Ziyang signed a contract with Zhucheng City Zupan Villager committee for the land use rights for RMB 12,228,000 ($1,859,000). The lands are located in Zhucheng City, Huanghua Town and occupied total1, 462,457 square feet. Under the terms of the contract, Ziyang has land use rights with a maturity date of October 31, 2060.

At December 31, 2010 and 2009, and March 31, 2011, intangible assets are as follows:

	Useful Life	December 31, 2010	December 31, 2009	March 31, 2011
				(unaudited)
Land use right - Lubiao	30 Years	$1,100,988	$1,064,692	$1,111,359
Land use right - Huanghua	50 Years	1,849,421	-	1,866,842
		2,950,408	1,064,692	2,978,200
Less: Accumulated Amortization		(189,662)	(141,959)	(210,045)
		$2,760,746	$922,733	$2,768,156

ZHUCHENG ZIYANG CERAMIC CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2011 (UNAUDITED) AND DECEMBER 31, 2010 AND 2009

NOTE 9 – OTHER LONG TERM ASSETS

       Other long term assets consists of mining rights that cover five mining areas all located in Zhucheng City, Shandong Province, China. We have obtained the right to mine these areas under the terms of mining right permits that permit us to extract specified quantities of white clay deposits on these properties. The Company uses the extracted material as raw materials in the production of ceramic tiles it manufactures and sells. These mining right permits cover a period of 4 to 6 years which we treat as the useful life, with expiration dates varying from January 2013 to October 2014, provide for an aggregate area of 28,960 square meters with rights to extract up to 132,000 cubic meters (approximately 184,800 metric tons) of carclazyte annually. The Company amortizes its mining rights on a straight-line basis over the useful life of each individual mining right permit.

Other long term assets consist of the following:

	Useful life	December 31, 2010	December 31, 2009	March 31, 2011
				(unaudited)
Till shop town shijia river quary	6 Years	$58,380	$56,456	$58,930
White earth quarries-Zhupan village	6 Years	87,723	84,830	88,548
White earth quarries-Weijingzi	5 Years	62,010	59,966	62,595
White earth quarries-Mengjia Zhuangzi village	5 Years	51,726	50,020	52,213
White earth quarries-Panjia village	4 Years	31,005	29,983	31,297
		290,844	281,255	293,583
Less: Accumulated Amortization		(117,980)	(61,049)	(132,932)
		$172,864	$220,206	$160,651

NOTE 10 – LOANS PAYABLE

Loans payable consisted of the following:

	December 31,		March 31,
	2010	2009	2011
			(Unaudited)
To Shandong Zhucheng Rural Cooperation ("SZRC") Bank, due on July 18, 2011.Interest payable monthly at an annual rate of 5.31%. Pledged by fixed assets.	$-	$-	$1,450,360
To SZRC Bank, due on December 9, 2011. Interest payable monthly at an annual rate of 7.228%. Pledged by fixed assets and guaranteed by third party:Zhucheng Hongguang Electric Power Padding Co., Ltd.	-	-	1,221,355
To Mingsheng Bank of china Weifang branch, due on September 15, 2011. Interest payable monthly at an annual rate of 6.372%. Guaranteed by third party: Shandong Jiashibo Food Co., Ltd. and Zhucheng Chunguang Electron Co. Ltd.	-	-	1,221,355
To Shengzhen development bank Chenyang Branch, due on March 23, 2012. Interest payable monthly at an annual rate of 6.363%. Guaranteed by related party: Zhucheng Chunguang Electron Co., Ltd.	-	-	1,374,025
To Agriculture Bank of China Zhucheng Branch, due on March 09, 2012. Interest payable monthly at an annual rate of 6.666%. Guaranteed by third party:Zhucheng Ruiyusheng Wool Textile Co., Ltd.	-	-	1,526,694
To SZRC Bank, due on November 1, 2011. Interest payable monthly at an annual rate of 5.4%. Pledged by fixed assets.	-	-	610,678
To SZRC Bank, due on November 10, 2012. Interest payable monthly at an annual rate of 5.4%. Guanranteed by related party: Linbo Chi, president of the Company and Ping Wang, Chief Finance Office of the Company; and third party: Shandong Hongguang Electric Power Padding Co., Ltd. and Zhucheng Car Repair Co., Ltd.	-	-	229,004
To SZRC Bank, due on November 1, 2011. Interest payable monthly at an annual rate of 5.4%. Pledged by fixed assets.	604,979	-	-
To SZRC Bank, due on November 10, 2012. Interest payable monthly at an annual rate of 5.4%. Guanranteed by related party: Linbo Chi, president of the Company and Ping Wang, Chief Finance Office of the Company; and third party: Shandong Hongguang Electric Power Padding Co., Ltd. and Zhucheng Car Repair Co., Ltd.	226,867	-	-

ZHUCHENG ZIYANG CERAMIC CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2011 (UNAUDITED) AND DECEMBER 31, 2010 AND 2009

To Shengzhen development bank Chenyang Branch, due on March 11, 2011. Interest payable monthly at an annual rate of 5.8410%. Guaranteed by third party: Zhucheng Chunguang Electron Co., Ltd.	1,361,203	-	-
To Agriculture Bank of China Zhucheng Branch, due on March 18, 2011. Interest payable monthly at an annual rate of 5.31%. Guaranteed by third party:Zhucheng Ruiyusheng Wool Textile Co., Ltd.	1,512,447	-	-
To SZRC Bank, due on December 9, 2011. Interest payable monthly at an annual rate of 7.228%. Pledged by fixed assets and guaranteed by third party: Zhucheng Hongguang Electric Power Padding Co., Ltd.	1,209,958	-	-
To SZRC Bank, due on July 18, 2011.Interest payable monthly at an annual rate of 5.31%. Pledged by fixed assets.	1,436,825	-	-
To Weifang Bank Zhucheng Branch, due on February 20, 2011. Interest payable monthly at an annual rate of 7.965%. Guaranteed by third party: Zhucheng Guoxing Rubber Co., Ltd. The principal and interest were paid back to the bank on due date.	756,224	-	-
To Mingsheng Bank of china Weifang branch, due on September 15, 2011. Interest payable monthly at an annual rate of 6.372%. Guaranteed by third party: Shandong Jiashibo Food Co., Ltd. and Zhucheng Chunguang Electron Co. Ltd.	1,209,958	-	-
To Shangdong Zhucheng Rural Cooperation ("SZRC") Bank, due on July 16, 2010.Interest payable monthly at an annual rate of 5.31%. Pledged by fixed assets.	-	1,389,458	-
To SZRC Bank, due on November 25, 2010. Interest payable monthly at an annual rate of 6.372%. Pledged by fixed assets.	-	1,170,070	-
To Weifang Bank Zhucheng Branch, due on April 18, 2010. Interest payable monthly at an annual rate of 7.965%. Guaranteed by third party: Zhucheng Guoxing Rubber Co., Ltd.	-	731,294	-
To SZRC Bank, due on November 1, 2011. Interest payable monthly at an annual rate of 5.4%. Pledged by fixed assets.	-	219,388	-
To SZRC Bank, due on November 10, 2012. Interest payable monthly at an annual rate of 5.4%. Guanranteed by related party: Weibo Chi, president of the Company and Ping Wang, Chief Finance Office of the Company; and third party: Shandong Hongguang Electric Power Padding Co., Ltd. and Zhucheng Car Repair Co., Ltd.	-	585,034	-
Total	8,318,461	4,095,244	7,633,471
Less: current portion	(8,091,594)	(3,290,821)	(7,404,467)
Long-Term portion of Loans payable	$226,867	$804,423	$229,004

ZHUCHENG ZIYANG CERAMIC CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2011 (UNAUDITED) AND DECEMBER 31, 2010 AND 2009

NOTE 11 – NOTES PAYABLE

The company’s notes payable consists of bank acceptance bills. Bank acceptance bills are financial instruments provided by banks.  The Company can apply for them when short of funds to pay its debt.  Upon the bank’s approval, it will issue the bank acceptance bills to the creditors of the Company.  The payment of the bills is guaranteed by the bank and the period is less than six months. The company has to pay the amount when due.  The creditor, in turn, can discount the bank acceptance bill in a bank or endorse it to their creditors.  Generally, banks require the Company to provide a guarantee with its bank deposit, at an amount determined by the bank. See the restricted cash onNote-6.

Notes payable consists of the following on December 31, 2010 and 2009, and March 31, 2011:

	December 31,		March 31,
	2010	2009	2011
Bank acceptance bills, non-interest bearing. Secured by restricted cash of $544,481 and $549,610 at December 31, 2010 and March 31, 2011 payable on demand.	544,481	-	549,610

NOTE 12 – DIVIDEND PAYABLE

On February 23, 2011, the board of Ziyang declared a cash dividend of RMB 20,000,000 ($3,053,388) to shareholders.

NOTE 13 – STATUTORY RESERVE

Corporations in China are generally required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory surplus reserve should be 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve equals 50% of the entity’s registered capital or members’ equity. Appropriations to the statutory public welfare fund are at a minimum of 5% of the after tax net income determined in accordance with PRC GAAP.  Commencing on January 1, 2006, the new PRC regulations waived the requirement for appropriating retained earnings to the welfare fund.

NOTE 14 – CONCENTRATIONS AND CREDIT RISK

(i) Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and equivalents.  As of March 31, 2011, substantially all of the Company’s cash and equivalents were held by major financial institutions located in the PRC, none of which are insured.  However, the Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

(ii) Foreign currency risk

The Company cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of RMB converted to U.S. dollars on that date.  The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

On October 7, 2010, the company entered into a guarantee agreement with the China Agriculture Bank Zhucheng Branch, under which the company provided guarantee of repayment of the loan in the amount of RMB 15,000,000 (approximately $2,308,000) that the bank issued to a third party Zhucheng Chunguang Electronics Co for a term of two years. In case the borrower, Zhucheng Chunguang Electronics Co., defaults on the loan, the Company is liable to repay the full principal, accrued interest, penalty and/or related litigation expenses, if any.